                                                                  Exhibit 3
                                                                  ---------
                          STATE OF WEST VIRGINIA

                                  (SEAL)

                               CERTIFICATE



                  I, KEN HECHLER, SECRETARY OF STATE OF THE

                 STATE OF WEST VIRGINIA, HEREBY CERTIFY THAT



originals of the Articles of Amendment to the Articles of Incorporation of

                               WESBANCO, INC.

are filed in my office, signed and verified, as required by the provisions of Chapter 31, Article 1, Section 31 of the West Virginia Code and conform to law. Therefore, I issue this

             CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

of the corporation, to which I have attached a duplicate original of the Articles of Amendment.








                                Given under my hand and the Great Seal of

                                of the State of West Virginia on this
(SEAL)
                                Twenty-First day of April, 1998

                                /s/ Ken Hechler
                                                    Secretary of State

                                                   Filing Fee:     $25.00
                                                   License Fee:    $-0-

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                      OF
                                WESBANCO, INC.

	Pursuant to the provisions of Section 31, Article 1, Chapter 31 of the Code of West Virginia, the undersigned corporation adopted the following Articles of Amendment to its Articles of Incorporation:

	FIRST:  The name of the corporation is Wesbanco, Inc.

	SECOND: The following Amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on April 15, 1998, in the manner prescribed by Sections 107 and 147, Article 1, Chapter 31:
	That the authorized common stock of the corporation be increased from 25,000,000 shares of the par value of $2.0833 per share to 50,000,000 shares of the par value of $2.0833 per share.

	THIRD: Article IV of the Articles of Incorporation of Wesbanco, Inc. shall, accordingly, be amended and reenacted to read as follows:
	IV. The total number of shares of all classes of capital stock which the corporation shall have authority to issue shall be 51,000,000 shares, which shall be divided into 50,000,000 shares of common stock of the par value of $2.0833 per share, and 1,000,000 shares of preferred stock, without par value.

	(1)	The designations, powers, rights and preferences, and the
qualifications, limitations and restrictions, of the preferred stock shall be as fixed and determined, from time to time, by the Board of Directors, and the Board of Directors is authorized and empowered at any time, and from time to time, to direct and provide for the issuance of shares of preferred stock in one or more classes or series, with such voting powers, full or limited, but not to exceed one vote per share, or without voting power, and with such dividend rights, rates and conditions, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations, or restrictions thereof, as shall be fixed and determined by the Board of Directors, by resolutions duly adopted.

	FOURTH: The number of shares outstanding at the time of such adoption was 15,982,960 shares and the number of shares entitled to vote was 15,982,960 shares.
	FIFTH: The designation and number of outstanding shares of each class entitled to vote, as a class, were as follows:

                 CLASS                            NUMBER OF SHARES
                 -----                            ----------------
                 Common                           15,982,960

	SIXTH: The number of shares voted for such amendments was 11,125,040; the number of shares voted against such amendments was 496,691; and the number of shares abstaining was 193,734.
	SEVENTH: The number of shares of each class entitled to vote as a class voted for and against such amendments was:

                CLASS        NUMBER OF SHARES VOTED
                -----        ----------------------
                Common       For:11,125,040 Against: 496,691 Abstain: 193,734

	EIGHTH: The manner in which any exchange, reclassification or cancellation of issued shares provided for in the amendments shall be affected, is as follows: All outstanding certificates shall be unaffected by the change and shall continue to represent the number of shares reflected thereon.
        NINTH: The amount of the authorized capital stock of this corporation shall be increased from the current 26,000,000 shares, which is divided into 25,000,000 shares of common stock of the par value of $2.0833 per share, and 1,000,000 shares of preferred stock, without par value, to 51,000,000 shares consisting of 50,000,000 shares of common stock of the par value of $2.0833, and 1,000,000 shares of preferred stock, without par value.

        Dated this 15th day of April, 1998.
						WESBANCO, INC.


                                                By /s/ Edward M. George
                                                   -----------------------
                                                          Its President

                                                And /s/ Larry G. Johnson
                                                    ----------------------
                                                            Its Secretary

STATE OF WEST VIRGINIA,
COUNTY OF OHIO, TO-WIT:
        I, James C. Gardill, a Notary Public, do hereby certify that on this 15th day of April, 1998, personally appeared before me, EDWARD M. GEORGE and LARRY G. JOHNSON, who, being by me first duly sworn, declared that they are the President and Secretary, respectively, of WESBANCO, INC., that they signed the foregoing document as President and Secretary of the corporation, and that the statements therein contained are true.

                                                /s/ James C. Gardill
                                                   ---------------------
                                                         Notary Public

My commission expires:

10/24/05
---------------
(NOTARIAL SEAL)






This instrument was prepared by James C. Gardill, Esq., PHILLIPS, GARDILL, KAISER & ALTMEYER, 61-14th Street, Wheeling, WV, 26003.